UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024

Titan Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd St., Suite 3001, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(786) 769-7512
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2024, Titan Pharmaceuticals, Inc. (the “Company”) received a notice (the “5250 Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Nasdaq Listing Rule 5250(c)(1) (“Rule 5250”) as a result of its failure to file the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Q3 Form 10-Q”) in a timely manner. Rule 5250 requires listed companies to timely file all required periodic reports with the Securities and Exchange Commission (the “SEC”). The Company previously reported in its Form 12b-25 filed with the SEC on November 15, 2024 that the Company was unable to file its Q3 Form 10-Q within the prescribed time period without unreasonable effort or expense.

Under Nasdaq rules, the Company has 60 calendar days from receipt of the 5250 Notice, or until January 21, 2025, to submit a plan to regain compliance with Rule 5250. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Q3 Form 10-Q, or until May 19, 2025, to regain compliance.

The Company is working to file the Q3 Form 10-Q as soon as possible in order to regain compliance with Rule 5250. However, if the Company does not submit the Q3 Form 10-Q by January 21, 2025, the Company will submit a plan by such date to Nasdaq that outlines, as definitively as possible, the steps the Company will take to promptly file the Q3 Form 10-Q.

As previously disclosed by the Company in its Form 8-K filed with the SEC on November 8, 2024, Brynner Chiam, a member of the Board of Directors of the Company, was appointed as Acting Principal Executive Officer and Acting Principal Financial Officer of the Company on November 6, 2024. At the time of his appointment as Acting Principal Executive Officer and Acting Principal Financial Officer, Mr. Chiam served on the Audit Committee of the Company’s Board of Directors.

On November 25, 2024, the Company received a notice (the “5605 Notice” and together with the 5250 Notice, the “Nasdaq Notices”) from Nasdaq advising the Company that, due to the appointment of Mr. Chiam as Acting Principal Executive Officer and Acting Principal Financial Officer of the Company, the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605 (“Rule 5605”). Nasdaq advised that consistent with Nasdaq Listing Rule 5605(c)(4), Nasdaq will provide the Company with a cure period in order to regain compliance with Rule 5605: (i) until the earlier of the Company’s next annual shareholders’ meeting or November 6, 2025; or (ii) if the next annual shareholders’ meeting is held before May 5, 2025, then the Company must evidence compliance no later than May 5, 2025.

The Company intends to appoint an additional independent director to the Board of Directors and the Audit Committee prior to the end of the cure periods.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 22, 2024, WithumSmith+Brown, PC (“Withum”) resigned as the Company’s independent registered public accounting firm, effective immediately. Withum notified the Company that, following the resignation of Dato’ Seow Gim Shen, the Company’s Chief Executive Officer from April 2, 2024 to October 24, 2024, it no longer wished to continue as the Company’s auditor. The Company is currently in process of appointing a successor independent registered public accounting firm.

Withum’s reports on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through September 30, 2024, there were:

(i)	No “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii)	No “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Withum with a copy of this Form 8-K prior to its filing with the SEC and requested Withum to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Withum’s letter dated November 27, 2024 is attached as Exhibit 16.1 to this Form 8-K.

Item 8.01. Other Events.

On November 25, 2024, the Company issued a press release announcing its receipt of the Nasdaq Notices. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission dated November 27, 2024
99.1	Press Release issued by Titan Pharmaceuticals, Inc. on November 27, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Pharmaceuticals, Inc.

Dated: November 27, 2024	By:	/s/ Brynner Chiam
		Name:	Brynner Chiam
		Title:	Acting Principal Executive Officer and Acting Principal Financial Officer

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